Amendment  No. 3
                             to Employment Agreement

     The Employment Agreement dated as of March 15, 1994, as amended (the "Agreement"), between Ascent Pediatrics, Inc. and Emmett Clemente, Ph.D. is hereby amended as follows as of the 15th day of March, 2001. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

     1. The reference in Section 1 to "March 15, 2001" is hereby deleted and "March 15, 2002" is hereby substituted in lieu thereof.

     2. The reference in Section 3.1 to "170,000" is hereby deleted and "$223,944" is hereby substituted in lieu thereof.

     3.     Section  5  is  hereby amended by inserting the following section as
Section  5.5.:

     "5.5.   Termination  for  Good  Reason  by  the  Executive.
             --------------------------------------------------

          (a) In the event the Executive's employment is terminated by the Executive pursuant to Section 4.5. and (i) the Executive states in the written notice of termination delivered pursuant to Section 4.5. to the Company that he is terminating his employment with the Company for Good Reason (as defined below), (ii) such written notice is given promptly but in no event more than 10 business days after the Company's taking any of the actions constituting Good Reason and (iii) the Company has not cured such actions within the 30-day period following such notice, then, the Company shall make the payments and provide the benefits required under Section 5.2. as if the Company had terminated the Executive's employment without cause pursuant to Section 4.4. The effective date on which the Executive's employment terminates shall be deemed the Effective Termination Date.

          (b)     "Good  Reason"  shall  mean:

               (i) the principal place of the performance of the Executive's responsibilities (the "Principal Location") is changed to a location outside a thirty (30) mile radius from the Principal Location;

               (ii) there is a material diminution in the Executive's duties and authority (it being understood that the failure to retain a position with the Company by itself (and without any associated diminution in duties and authority) shall not be deemed to constitute a material diminution in duties and authority);

               (iii)     the  Company  hires  a  Chief  Executive  Officer;

               (iv) there is a material reduction in the Executive's compensation (other than bonus or other discretionary elements of your compensation); or

               (v) the Executive's failure to be elected to and remain a member of the Board (provided the Executive is willing or serve as such on the same terms and conditions as other employee-directors)."

     3. In all other respects, the Agreement shall remain in full force and effect, and all references in the Agreement to this "Agreement" shall mean the Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.


     ASCENT  PEDIATRICS,  INC.
     By:   /s/  James  L.  Luikart
            ----------------------------
     Name:  James  L.  Luikart
              Title:  Director
     EMPLOYEE
     By:  /s/  Emmett  Clemente,  Ph. D.
          -------------------------------
     Emmett  Clemente,  Ph.D.